Exhibit 10.1

QUIDEL CORPORATION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 5, 2007 and entered into by and among QUIDEL CORPORATION, a Delaware corporation (“Borrower”), the financial institutions listed on the signature pages hereof (“Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”), and, for purposes of Section 5 hereof, each of the Guarantors listed on the signature pages hereof (“Guarantors”), and is made with reference to that certain Credit Agreement dated as of January 31, 2005, as amended to the date hereof by that certain Limited Waiver of Credit Agreement dated as of May 10, 2005, as further amended by that certain First Amendment to Credit Agreement dated as of June 24, 2005, and as further amended by that certain Second Amendment to Credit Agreement dated as of September 1, 2005 (as so amended, the “Credit Agreement”), by and among Borrower, Lenders and Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              AMENDMENTS TO THE CREDIT AGREEMENT

1.1          Amendments to Article VI: Affirmative Covenants

A.            Section 6.12(a) of the Credit Agreement is hereby amended by deleting clause (iv) in its entirety and substituting the following therefor:

“(iv) (A) up to an aggregate of $13,400,000 in Restricted Payments made in cash in the fiscal years ending December 31, 2005 and December 31, 2006 to the extent allowed by Section 7.6(d)(i), and (B) up to an aggregate of $36,600,000 in Restricted Payments made in cash in the period beginning on January 1, 2007 and ending on the Maturity Date to the extent allowed by Section 7.6(d)(ii).”

1.2          Amendment to Article VII: Negative Covenants

Section 7.6 of the Credit Agreement is hereby amended by deleting paragraph (d) thereof and substituting the following therefor:

“(d) so long as no Default or Event of Default shall have occurred and is continuing or shall be caused thereby, Borrower may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests for cash consideration not exceeding (i) $13,400,000 in the aggregate during the fiscal years ending December 31, 2005 and December 31, 2006, and (ii) $36,600,000 in the aggregate during the period beginning on January 1, 2007 and ending on the Maturity Date (exclusive of any amount described in clause (i) above).”

Section 2.              CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

A.            On or before the Third Amendment Effective Date, Borrower shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) executed copies of this Amendment executed by Borrower and each Guarantor.

B.            On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

Section 3.              BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.            Corporate Power and Authority.  Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B.            Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party.

C.            No Conflict.  The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party or any of its Subsidiaries.

D.            Governmental Consents.  The execution and delivery by Borrower and Guarantors of this Amendment and the performance by Borrower and Guarantors of the Amended Agreement and the other Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.             Binding Obligation.  This Amendment has been duly executed and delivered by each Loan Party and this Amendment and the Amended Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.             Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.            Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4.              MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.            Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in Section 10.4 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL

CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.             Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Borrower and Required Lenders and receipt by Borrower and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5.              ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty and the Collateral Documents shall not be impaired or affected and the applicable Guaranty and the Collateral Documents are, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.  Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:
QUIDEL CORPORATION
By:	/s/ Caren L. Mason
Title: President/CEO
Name: Caren L. Mason

GUARANTORS:

PACIFIC BIOTECH, INC.

By:	/s/ Caren L. Mason
Title: President
Name: Caren L. Mason

METRA BIOSYSTEMS, INC.

By:	/s/ Caren L. Mason
Title: President
Name: Caren L. Mason

OSTEO SCIENCES CORPORATION

By:	/s/ Caren L. Mason
Title: President
Name: Caren L. Mason

LITMUS CONCEPTS, INC.

By:	/s/ Caren L. Mason
Title: President
Name: Caren L. Mason

BANK OF AMERICA, N.A., as Agent

By:	/s/ Patrick Loughlin
Title: Senior Vice President
Name: Patrick Loughlin

BANK OF AMERICA, N.A., as Lender

By:	/s/ Patrick Loughlin
Title: Senior Vice President
Name: Patrick Loughlin

[Signature Page to Third Amendment]